Exhibit 10.9

AGREEMENT FOR SETTLEMENT AND RELEASE OF CLAIMS

This Agreement for Settlement and Release of Claims (“Agreement”) is made by and among Disaster Recovery Services, Inc. (“DRSI”), Command Center, Inc. (“Command”), DR Services of Louisiana, LLC, (a/k/a, f/k/a Disaster Recovery Services, LLC), a Louisiana Limited Liability Company (Charter Number 36484516K), and its members Howard J. Rush, Gerald Avery, and Edward S. Schmidt, Jr. (collectively “DRSLA”); Environmental Resource Group, LLC, a Louisiana Limited Liability Company (Charter Number 40306291K), and its members Howard J. Rush, Gerald Avery, and Edward S. Schmidt, Jr. (collectively “ERG”) (collectively DRSLA and ERG are the “Settling Parties”).

RECITALS

A.           DRSI and the Settling Parties entered into an Asset Purchase Agreement and attendant documents on or about January 4, 2012 (hereinafter these agreements shall be referenced collectively as the “APA”);

B.           Under the terms of a contingent earnout fee arrangement set forth in the APA, DRSLA was eligible to receive up to 3,000,000 shares of common stock of Command Center, Inc., par value $0.001.

C.           DRSI and the Settling Parties have mutually agreed to release each other from any and all claims presently existing, including claims arising from or related to the APA that may exist as of the date this Agreement is executed.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made herein, DRSI and the Settling Parties (collectively referenced as the “Parties”) hereby agree as follows:

1.           Consideration.  As and for consideration for entering into this Agreement, in addition to the forbearances and mutual releases and promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Command shall deliver to DRSLA 1,288,126 shares of Command Center, Inc., common stock, $0.001 par value, comprising the balance of the contingent earnout fee set forth in Section 3.3 of the APA.

As and for consideration and as conditions precedent to the issuance of the shares of stock referenced above and as conditions precedent to this Agreement becoming effective and binding as to all parties, each of the individual members of DRSLA, Howard J. Rush, Gerald Avery, and Edward S. Schmidt, Jr., must execute an Agreement for Settlement and Release of Claims regarding their employment statuses with DRSI, in form and substance acceptable to DRSI, and each such Agreement for Settlement and Release of Claims must thereafter become effective pursuant to its terms.

As and for consideration and as conditions precedent to the issuance of the shares of stock referenced above and as a conditions precedent to this Agreement becoming effective and binding as to all parties, Edward S. Schmidt, Jr., must execute, on behalf of himself and on behalf of ESS Investments, LLC, a separate Agreement for Settlement and Release of Claims, in form and substance acceptable to DRSI,  releasing all claims either may have against DRSI, and the Agreement for Settlement and Release of Claims must become effective pursuant to its terms.

2.           Release of Claims.

DRSI and the Settling Parties agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  These releases do not extend to any obligations incurred under this Agreement.  As a result, the Parties release and forever discharge one another as follows:

(a).            The Settling Parties, collectively and individually, on behalf of themselves and their respective members, officers, directors, employees, representatives, heirs, family members, successors, and assigns agree to release and forever discharge DRSI and its officers, directors, employees, representatives and affiliated companies (including DSRI’s parent company, Command Center, Inc., and its officers, directors, employees and representatives), from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, in common law or in equity, whether in tort, contract, or otherwise, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, and whether or not concealed or hidden, which have existed or may have existed as of the date of this Agreement, including but not limited to any claims presently existing that may be directly or indirectly connected with the APA.

(b).           DRSI and Command, on behalf of themselves and their respective officers, directors, representatives, successors, and assign agree to release and forever discharge the Settling Parties, collectively and individually, and their members, officers, directors, employees, and representatives, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, in common law or in equity, whether in tort, contract, or otherwise, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, and whether or not concealed or hidden, which have existed or may have existed as of the date of this Agreement, including but not limited to any claims presently existing that may be in any way directly or indirectly connected with the APA.

3.           No Admissions.  It is understood and agreed that this Agreement and its terms are the compromise of doubtful and disputed claims and that the execution of this Agreement is not to be construed as an admission of liability on the part of any party hereto and is intend merely to avoid litigation and buy their peace.

4.     No Pending or Future Lawsuits.  The Settling Parties represent, collectively and individually, that they have no lawsuits, claims, or actions pending on behalf of themselves or on behalf of any other person or entity, against DRSI or any other person or entity referred to herein, including but not limited to Command.  The Settling Parties also represent, collectively and individually, that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against DRSI or any other person or entity referred to herein, including but not limited to Command Center, Inc.  DRSI and Command represent they have no lawsuits, claims, or actions pending in their names, or on behalf of any other person or entity, against any of the Settling Parties or any other person or entity referred to herein.  DRSI and Command also represent that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against any of the Settling Parties or any other person or entity referred to herein.

5.           Nondisparagement.  From the date of this Agreement and for a period of 24 months thereafter, the Settling Parties, collectively and individually, shall (i) refrain from making any public disparaging statements concerning DRSI, its officers, directors, employees or representatives or its business or operations, including that of DRSI’s parent company, Command Center, Inc., and its officers, directors, employees and representatives and (ii) refrain from posting on any Internet site or online message board, chat room or blog any statement concerning DRSI or its parent company, Command Center, Inc., whether disparaging or not.  Similarly, DRSI agrees for a period of 24 months from the date of this Agreement to refrain from making any public disparaging statements concerning the Settling Parties, collectively or individually.  This Section 9 shall not prohibit the Parties from disclosing any information in response to a lawful subpoena or court order requiring disclosure of information.

6.           Costs.  Each party to this Agreement shall bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

7.           Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration before the American Arbitration Association at its office located nearest DRSI’s corporate office in Coeur d’Alene, Idaho.  The Parties agree that the prevailing party in any arbitration shall be entitled to a judgment, order and injunctive relief as may be appropriate in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney’s fees and costs.  Nothing set forth in this section shall prevent any party from seeking injunctive relief in a court of competent jurisdiction.

8.           Authority.  The Settling Parties represent and warrant that the undersigned have the authority to act on behalf of DRSLA and ERG and to bind those entities and all who may claim through them to the terms and conditions of this Agreement.  The individual members of DRSLA and ERG represent and warrant that they each have the capacity to act on their own behalf and on behalf of all who might claim through them to bind them to the terms and conditions of this Agreement. DRSI and Command each represents and warrants that the undersigned has the authority to act on their behalf and to bind the company and all who may claim through it to the terms and conditions of this Agreement.  Each party herein warrants and represents there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. Each party further represents and warrants that the execution and delivery of this Agreement does not conflict or result in any breach of any provision of the organizational documents of such party.

9.           No Representations.  Each party to this Agreement represents that it has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement.  No party has relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.

10.      Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, that provision shall be modified so that it is legal and enforceable and in a manner which most closely reflects the intent of the Parties.

11.           Entire Agreement.  Except as provided in the following sentences, this Agreement represents the entire agreement and understanding between DRSI and Command and the Settling Parties regarding the matters expressed herein.  All terms and covenants of the APA shall continue to remain in full force and effect.  Specifically, notwithstanding anything to the contrary stated herein, the entirety of all documents associated with the APA still retain their full force and effect after the execution of this Agreement, excepting the individual Employment Contracts signed each by Howard J. Rush, Gerald Avery, and Edward S. Schmidt, Jr., which shall terminate upon the execution of each individual Agreement for Settlement and Release of Claims, as referenced in Section 1 (Consideration) above.

12.      No Oral Modification.  This Agreement may only be amended in writing signed by DRSI and each of the Settling Parties.

13.     Governing Law.  This Agreement shall be governed by the laws of the State of Idaho.

14.   Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

15.      Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

(a)           They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)           They understand the terms and consequences of this Agreement and of theit contains; releases it contains;

(d)      They are fully aware of the legal and binding effect of this Agreement.

16.           Further Assurances.  Following the effective date of this Agreement, the Settling Parties shall sign and deliver such further documents and instruments as may be reasonably requested by DRSI or its counsel, for purposes of carrying out the intent of this Agreement.

IN WITNESS WHEREOF, by the duly authorized signatures below, on this date of February ____, 2014, the Parties have executed this Agreement.

DR SERVICES OF LOUISIANA, LLC,
by its Members:

/s/
Gerald Avery

/s/
Howard J. Rush

/s/
Edward S. Schmidt, Jr.

ENVIRONMENTAL RESOURCE GROUP, LLC.
by its Members:

/s/
Gerald Avery

/s/
Howard J. Rush

/s/
Edward S. Schmidt, Jr.

INDIVIDUALLY

/s/
Gerald Avery, Individually

/s/
Howard J. Rush, Individually

/s/
Edward S. Schmidt, Jr., Individually

DISASTER RECOVERY SERVICES, INC.

By: /s/
Frederick Sandford, President

COMMAND CENTER, INC.

By: /s/
Ronald L Junck, Executive VP

Date: April 2, 2014